SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 14, 2003

(Date of earliest event reported)

HILB, ROGAL AND HAMILTON COMPANY

(Exact Name of Registrant as Specified in its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	0-15981 (Commission File Number)	54-1194795 (IRS Employer Identification No.)

4951 Lake Brook Drive, Suite 500 Glen Allen, Virginia (Address of Principal Executive Offices)	23060 (Zip Code)

Registrant’s telephone number, including area code:

(804) 747-6500

Item 5.

Other Events.

Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

In February 2003, the Registrant approved the selection of new investment funds to be offered to participants under the Registrant’s Retirement Savings Plan (the “401(k) Plan”).  In order to implement these changes, the 401(k) Plan Administrator determined it would be necessary to temporarily suspend the rights of participants to direct or diversify investments currently offered by the 401(k) Plan, including investments in Registrant common stock, for a period of seven (7) days to permit the necessary transfer of balances to the new investment funds.  The blackout period is expected to extend from April 15, 2003 to April 22, 2003 (the “Blackout Period”).  The 401(k) Plan Administrator provided the Registrant with the notice required by section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 on March 14, 2003.

The Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission generally prohibit any director or executive officer of the Registrant from purchasing, selling or otherwise acquiring or transferring any equity security of the Registrant, including shares of the Registrant’s common stock and any derivative securities, during the Blackout Period if the security was previously acquired or is acquired in connection with such person’s service or employment as a director or an executive officer of the Registrant. The Registrant has provided directors and executive officers of the Registrant with notice of the foregoing Blackout Period trading restriction as required by Commission regulations.

The name, address and telephone number of the person designated by the Registrant to respond to questions about the Blackout Period is: Walter L. Smith, Esquire, Senior Vice President, General Counsel and Secretary, Hilb, Rogal and Hamilton Company, 4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060, telephone (804) 747-6500.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILB, ROGAL AND HAMILTON COMPANY

(Registrant)

Date:  March 14, 2003

By: /s/ Walter L. Smith

Walter L. Smith

Senior Vice President, General Counsel

   and Secretary